                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by
                                                    Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Huttig Building Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         (5) Total fee paid:

         -----------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         -----------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         (3) Filing Party:

         -----------------------------------------------------------------------
         (4) Date Filed:

         -----------------------------------------------------------------------

                                 [HUTTIG LOGO]

                     14500 SOUTH OUTER FORTY ROAD, SUITE 400

                          CHESTERFIELD, MISSOURI 63017

March 28, 2002

Dear Huttig Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Huttig Building Products, Inc., to be held at 2:00 p.m., Eastern Daylight Time, on Monday, April 22, 2002 at the Hyatt Regency Greenwich Hotel, Riverside Room, 1800 E. Putnam, Old Greenwich, Connecticut.

      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2002 Annual Report accompanies this Proxy Statement.

      It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, by using the toll-free telephone number on the proxy card or by using the Internet as instructed on the proxy card.



                                         Sincerely,

                                         /s/ Barry J. Kulpa
                                         Barry J. Kulpa
                                         President and Chief Executive Officer

                         HUTTIG BUILDING PRODUCTS, INC.
                     14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 2002

March 28, 2002

To the Stockholders of Huttig Building Products, Inc.:

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Huttig Building Products, Inc., will be held at the Hyatt Regency Greenwich Hotel, Riverside Room, 1800 E. Putnam, Old Greenwich, Connecticut on Monday, April 22, 2002 at 2:00 p.m., Eastern Daylight Time, for the following purposes:

      1. To elect three directors to serve for three-year terms until the Annual Meeting of Stockholders in 2005;

      2. To consider and act upon a proposal to approve the Huttig Building Products, Inc. Amended and Restated 2001 Stock Incentive Plan;

      3. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2002; and

      4. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

      The Board of Directors has fixed the close of business on February 25, 2002 as the record date for the purpose of determining stockholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder during regular business hours for a period of ten days prior to the meeting at the offices of Crane Co., 100 First Stamford Place, Stamford, CT 06902.

      In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or you may also vote your shares by using the toll-free telephone number or via the Internet, as more fully explained on the enclosed proxy card. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy.


                                          By Order of the Board of Directors,

                                          /s/ Nick H. Varsam
                                          Nick H. Varsam
                                          Secretary

                         HUTTIG BUILDING PRODUCTS, INC.
                     14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 2002

      The enclosed proxy is solicited by the Board of Directors of Huttig Building Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich Hotel, Riverside Room, 1800 E. Putnam, Old Greenwich, Connecticut, on Monday, April 22, 2002, at 2:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof. The enclosed proxy, when properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the proxy will be voted FOR each nominee for election as a director, FOR the proposal to approve the Huttig Building Products, Inc. Amended and Restated 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan") and FOR the proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2002. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by stockholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by voting in person at the meeting.

      Stockholders of record may vote their proxy by using the toll-free number listed on the proxy card or by voting via the Internet as alternatives to using the written form of proxy. The telephone voting and Internet voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card. Proxies voted by telephone or the Internet may be revoked as described above.

      The first date on which this proxy statement and the enclosed proxy card are being sent to the Company's stockholders is on or about March 28, 2002.

      As of the close of business on February 25, 2002, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 19,679,095 shares of common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting. The presence in person or by proxy at the meeting of stockholders entitled to cast at least a majority of the votes that all holders of shares of common stock are entitled to cast will constitute a quorum for the transaction of business at the meeting. Abstentions may be specified as to all proposals to be brought before the meeting other than the election of directors. Under the rules of the New York Stock Exchange, Inc., brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (so-called "broker non-votes"). Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting.

      Directors will be elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Votes may be cast in favor of a director nominee or withheld, and the three persons receiving the highest number of favorable votes will be elected as directors of the Company. Non-voted shares and shares whose votes are withheld will not affect the outcome of the election of directors. Approval of the Amended and Restated 2001 Stock Incentive Plan and approval of the selection of auditors require the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will not be counted as votes cast for or against such proposals and, accordingly, will not be taken into consideration in determining whether or not such proposals have been approved.

      If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the "401(k) Plan"), you will receive one proxy with respect to all shares registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to your individual plan shares. Shares of common stock held in the 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of the 401(k) Plan. Participants in the 401(k) Plan should indicate their voting instructions for each action to be taken under proxy. All voting instructions from the 401(k) Plan participants will be kept confidential.

If a participant fails to sign or to return the enclosed proxy/voting instruction card, the shares allocated to such participant will be voted in accordance with the pro rata vote of the participants who did provide instructions.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of nine members divided into three classes with three-year terms of office ending in three different years. At the 2002 Annual Meeting, three directors are to be elected to hold office until the 2005 Annual Meeting and until their successors are elected and qualified. The enclosed proxy will be voted for election of the three directors of the 2005 class named in the following table, unless a stockholder indicates that a vote should be withheld with respect to one or more of such directors. The election of these directors has been proposed and recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and his indicated his willingness to serve if elected. If any nominee shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such nominee, if any, as may be recommended by the Board of Directors.

      Under the Company's By-Laws, a stockholder intending to nominate any person for election as a director of the Company must notify the Secretary of the Company in writing not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If an annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, a stockholder's notice must be received by the Company not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. The notice must set forth (a) as to each person nominated, (i) the name, age, business address and residential address of such person, (ii) the principal occupation of such person, (iii) the number of shares of common stock beneficially owned by such person and (iv) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws; and (b) as to the stockholder giving such notice, (i) the name and record address of such stockholder, (ii) the number of shares of common stock beneficially owned by such stockholder, (iii) a description of any arrangement between such stockholder and each of his or her nominees and any other persons (including their names) pursuant to which the nominations are made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate his or her nominees and (v) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws. The notice must be accompanied by the executed consent of each nominee to serve as a director if so elected.

      The age, position with the Company, period of service as a director of the Company, business experience during the past five years and directorships in other companies of each of the nominees for election and of each of those directors whose terms will continue are set forth below:

      NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN 2005

      ALAN S. J. DURANT
      Age 64, Director since February 2000. President and Director, RMC Industries Corporation, Decatur, Georgia (concrete products, aggregates and cement producer) since 1993. Other directorships: RMC Group p.l.c.

      R. S. EVANS
      Age 58, Director since 1972. Chairman of the Company. Chairman and, until April 2001, Chief Executive Officer of Crane Co. (diversified manufacturer of engineered industrial products). Other directorships: Crane Co., Fansteel, Inc., HBD Industries, Inc.

      BARRY J. KULPA
      Age 54, Director since October 1997. President and Chief Executive Officer of the Company since October 1997. Senior Vice President and Chief Operating Officer of Dal-Tile International (manufacturer and distributor of ceramic tile), 1994 to 1997.

      DIRECTORS WHOSE TERMS EXPIRE IN 2004

      E. THAYER BIGELOW, JR.
      Age 60, Director since October 1999. Managing General Partner, Bigelow Media, LLC (media and entertainment consultant), since September 2001. Senior Advisor, Time-Warner Inc. (media and entertainment company), from October 1998 to August 2001. Chief Executive Officer, Court TV, an affiliate of Time Warner Entertainment LP (cable television program services), March 1997 to October 1998. Other directorships: Crane Co., Lord Abbett & Co. Mutual Funds.

      RICHARD S. FORTE
      Age 57, Director since October 1999. President, Dawson Forte Cashmere Company (importer), since January 1997. Chairman since January 1997 and, prior thereto, President, Forte Cashmere Company, Inc. (importer and manufacturer). Other directorships: Crane Co.

      PETER L. YOUNG
      Age 63, Director since February 2000. Retired. Group Chief Executive, RMC Group p.l.c., United Kingdom (international building materials company), January 1996 to June 2000. Other directorships: RMC Pension Trust Limited, Ready Mixed Concrete Senior Benefits Trust Limited, RMC Money Purchase Pension Trust Ltd., Readymix, p.l.c., Ireland (building materials company).

      DIRECTORS WHOSE TERMS EXPIRE IN 2003

      DORSEY R. GARDNER
      Age 59, Director since October 1999. President, Kelso Management Co., Inc. (investment management company). General Partner, Hollybank Investments, L.P., Thistle Investments, L.P. and Gottonside Investments, LLC (private investment funds). Other directorships: Crane Co.

      DELBERT H. TANNER
      Age 50, Director since January 2001. Chief Operating Officer and Executive Vice President, since February 2002, and Senior Vice President, from July 1998 to January 2002, RMC Industries Corporation. Chief Executive Officer, Channel Partners, Inc. (software marketing company), April 1996 to July 1998.

      JAMES L. L. TULLIS
      Age 54, Director since October 1999. Chairman and Chief Executive Officer, Tullis-Dickerson & Co., Inc. (venture capital investments in health care industry), since 1986. Other directorships: Crane Co.

      On December 16, 1999, the Company purchased the U.S. building products business of The Rugby Group Limited, formerly The Rugby Group p.l.c. ("Rugby"), in exchange for 6,546,424 newly issued shares of common stock constituting 32% of the Company's outstanding common stock on that date (the "Exchange"). Pursuant to a Registration Rights Agreement entered into by the Company and Rugby in connection with the Exchange, so long as the common stock owned by Rugby and received in the Exchange constitutes at least 30%, 20% and 10% of the outstanding common stock, Rugby is entitled to designate for nomination by the Board of Directors three, two or one directors, respectively. As part of the Company's $15 million stock repurchase program, which the Board of Directors authorized in August 2001, the company purchased 790,484 shares of its common stock from Rugby for a cash purchase price of $4,735,000, or $5.99 per share, the closing sales price of the Company's common stock on the New York Stock Exchange on the date of purchase. The Company agreed that its repurchase of these shares from Rugby would not affect Rugby's existing right to nominate up to three members of Huttig's board of directors. See "Certain Relationships and Related Transactions" on page 15 of this Proxy Statement. Based on information as of February 25, 2002, Rugby beneficially owned 29.2% of the Company's common stock. RMC Group, p.l.c., a public limited company organized under the laws of England and Wales, now owns 100% of the outstanding capital stock of Rugby. Messrs. Durant, Tanner and Young are Rugby's designees to the Board of Directors.

      The Board of Directors has an Executive Committee, Audit Committee and an Organization and Compensation Committee. The Company does not have a standing nominating committee. The Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained, did not meet in 2001.

      According to its written charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of the Company and its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company's internal controls. It is the Board's principal agent in assuring the independence of the Company's independent auditors, the integrity of management and the adequacy of disclosures to stockholders. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for stockholder approval. The Audit Committee also has responsibility for reviewing compliance with the Company's business ethics and conflict of interest policies. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the Company's internal auditor, the Chief Executive Officer and the principal financial, accounting, planning, and legal personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements that are contained in the Company's Annual Report on Form 10-K and other related matters. The members of the Audit Committee are "independent" as such term is defined in Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange's corporate governance standards.

      The duties of the Organization and Compensation Committee include review and approval of the compensation of officers and other key employees, annual review of director compensation, administration of the Company's EVA Incentive Compensation Plan, 1999 Stock Incentive Plan and 2001 Stock Incentive Plan, and review and approval of significant changes or additions to the compensation policies and practices of the Company. (See "Report on Executive Compensation by the Organization and Compensation Committee of the Company" beginning on page 9.)

      The memberships of committees during 2001 were as follows: Executive
Committee: R. S. Evans (Chairman), B. J. Kulpa and J. L. L. Tullis; Audit
Committee: D. R. Gardner (Chairman), E. T. Bigelow, Jr., A. S. J. Durant (appointed in August 2001) and R. S. Forte; Organization and Compensation
Committee: E. T. Bigelow, Jr. (Chairman), A. S. J. Durant (appointed in August
2001), D. R. Gardner and J. L. L. Tullis.

      During 2001, the Board of Directors of the Company met six times, the Audit Committee met five times and the Organization and Compensation Committee met three times. Each director attended over 75% of the total number of meetings of the Board of Directors and the committees on which he served that were held during his period of service, except for Mr. Durant.

COMPENSATION OF DIRECTORS

      The standard retainer payable to each non-employee director, other than Mr. Evans, is $10,000 per year. Mr. Evans receives an annual fee of $100,000 for his services as Chairman. Pursuant to the Company's 1999 Non-Employee Director Restricted Stock Plan, non-employee directors, except Mr. Evans and the designees of Rugby, receive, in lieu of cash, shares of restricted stock with a market value equal to that portion of the standard retainer which exceeds $5,000. The shares are issued each year after the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or a change in control, and may not be sold for a period of five years or such earlier date as the director leaves the board. Each of Messrs. Bigelow, Forte, Gardner and Tullis received 2,360 restricted shares of common stock issued under the 1999 Non-Employee Director Restricted Stock Plan in 2001.

      Directors also receive $500 for each board meeting attended. Non-employee members of the Executive Committee receive an annual retainer of $2,000. Members of other committees receive $500 and chairmen receive $750 for each committee meeting attended.

      Each of Messrs. Durant, Tanner and Young have agreed with Rugby to transfer to Rugby all compensation payable to them for services as a non-employee director of the Company.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380.) The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

      This report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that this report be treated as "soliciting material" or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

Submitted by:
The Audit Committee of the

Board of Directors of Huttig Building Products, Inc.
D. R. Gardner - Chairman
E. T. Bigelow, Jr.
A. S. J. Durant
R. S. Forte


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                           BY DIRECTORS AND MANAGEMENT

      The following table sets forth the number of shares of common stock beneficially owned, directly or indirectly, by the Company's directors and nominees for director, the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group, as of February 25, 2002.

                                                                   SHARES OF      SHARES
                                     UNRESTRICTED     SHARES IN    RESTRICTED   UNDERLYING   TOTAL SHARES
                                         SHARES        COMPANY       STOCK      EXERCISABLE  BENEFICIALLY   PERCENT OF SHARES
                                        OWNED(1)      401(K)PLAN    OWNED(2)     OPTIONS(3)      OWNED         OUTSTANDING
                                        --------      ----------    --------     ----------      -----         -----------
     NON-EMPLOYEE DIRECTORS:
        R. S. Evans..................  457,518(4)       --            --          75,000        532,518            2.7%
        E. Thayer Bigelow, Jr........     6,577         --          1,250         10,000         17,827              *
        Richard S. Forte.............     4,787         --          1,250         10,000         16,037              *
        Dorsey R. Gardner............     2,872         --          1,250         10,000         14,122              *
        James L. L. Tullis...........     1,554         --          1,250         10,000         12,804              *
        Alan S. J. Durant............      --           --            --            --           --(5)              --
        Delbert H. Tanner............      --           --            --            --            --                --
        Peter L. Young...............      --           --            --            --            --                --

     NAMED EXECUTIVE OFFICERS:
        Barry J. Kulpa...............    99,567        3,386       184,466       314,500        601,919            3.0%
        Carl A. Liliequist...........    10,094        4,429        9,645         43,950         68,118              *
        George M. Dickens, Jr........     3,443        2,393        3,443         40,200         49,479              *
        John M. Mullin...............      --          3,283         --           14,000         17,283              *
        Thomas S. McHugh.............      --          1,376         --           14,250         15,626              *
        Kenneth E. Thompson..........     2,318        2,530         --             --            4,848              *
     DIRECTORS AND EXECUTIVE
     OFFICERS AS A GROUP (15 PERSONS)    588,370      17,644       202,554       541,900       1,350,828           6.7%

----------

*     Represents holdings of less than 1%.

(1) Includes previously restricted shares, the restrictions on which have lapsed.

(2) Includes shares issued under the Company's stock plans. These shares are subject to forfeiture if the director's or employee's service with the Company is terminated prior to vesting.

(3) Includes shares underlying options granted by the Board of Directors to certain non-employee directors and shares underlying options granted to employees under the Company's 1999 Stock Incentive Plan and 2001 Stock Incentive Plan, which options are exercisable within 60 days of February 25, 2002, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Does not include 107 shares owned by Mr. Evans' spouse, the beneficial ownership of which is expressly disclaimed by Mr. Evans.

(5) Excludes 5,755,940 shares of common stock owned by The Rugby Group Limited, which may be deemed to be beneficially owned by Mr. Durant, who is a director and executive officer of RMC Industries Corporation and a director of RMC Group p.l.c., the parent of Rugby. Mr. Durant expressly disclaims beneficial ownership of the shares of common stock owned by Rugby.


                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

   The following table sets forth the ownership of common stock by each person known by the Company to beneficially own more than 5% of the common stock based on the number of shares of common stock outstanding as of February 25, 2002.

          NAME AND ADDRESS OF           AMOUNT AND NATURE OF
          BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            PERCENT OF CLASS
          ----------------              --------------------            ----------------
          RMC Group p.l.c.                      5,755,940(1)                  29.2%
          RMC House
          Coldharbour Lane
          Thorpe, Egham, Surrey
          TW20 8TD
          United Kingdom

          The Baupost Group, L.L.C.             1,800,000(2)                   9.1%
          10 St. James Avenue
          Suite 2000
          Boston, MA 02116

          The Crane Fund(3)                     1,728,537                      8.8%
          100 First Stamford Place
          Stamford, CT 06902

(1) According to a Statement on Schedule 13D/A filed by RMC Group on August 23, 2001, as of that date RMC Group owned 100% of the outstanding shares of The Rugby Group Limited, which is the direct beneficial owner of these shares.

(2) According to a Statement on Schedule 13G filed by The Baupost Group, L.L.C. on February 14, 2002.

(3) The Crane Fund is a charitable trust managed by trustees appointed by the board of directors of Crane Co. The incumbent trustees are: G. A. Dickoff,
      A. I. DuPont, E.M. Kopczick and M. L. Raithel, all of whom are executive officers of Crane. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the board of directors of Crane, the distribution of the income of the trust for its charitable purposes is subject to the control of the board of directors of Crane and the shares may be sold by the trustees only upon the direction of the board of directors of Crane. Messrs. Evans, Bigelow, Forte, Gardner and Tullis are directors of Crane. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      Shown below is information concerning the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2001, 2000 and 1999 for Barry J. Kulpa, the Company's Chief Executive Officer, the other four most highly compensated individuals who served as executive officers of the Company at December 31, 2001, and one other individual who was an executive officer of the Company during 2001 but not at December 31, 2001. The compensation described in this table was paid by the Company or a former affiliate of the Company.

                                       ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                          --------------------------------------------  ----------------------------------------
                                                                                        SECURITIES
                                                            OTHER       RESTRICTED      UNDERLYING
        NAME AND                             BONUS         ANNUAL          STOCK         OPTIONS/        LTIP         ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY($)   ($)(1)     COMPENSATION($)  AWARD($)(2)     SARS(#)(3)    PAYOUTS($)  COMPENSATION($)(4)
   ------------------     ----  ---------   ------     ---------------  -----------     ----------    ----------  ------------------
Barry J. Kulpa            2001   400,000     36,560          --         131,250          140,000          --             2,736
  President and Chief     2000   350,000    414,164          --         276,250          326,000          --             5,250
   Executive Officer      1999   263,000    130,000          --         274,056(5)        32,528          --             5,905

Kenneth E. Thompson       2001   191,667     60,000(7)       --             --            20,000          --             3,903
  Vice President and      2000    74,500     61,431          --             --           100,000          --              --
Chief Financial
Officer(6)                1999      --        --             --             --              --            --              --

Carl A. Liliequist        2001   157,500     77,261          --             --            13,500          --               255
  Regional Vice           2000   147,500    243,556          --             --            15,000          --               158
   President(8)           1999   147,500    146,343          --             --              --            --              --

George M Dickens, Jr.     2001   194,325      4,277          --             --            29,400          --             2,407
  Vice President -        2000   182,600    160,563          --             --            34,000          --             4,033
Sales & Marketing (9)     1999   182,600      --             --             --              --            --           252,908(10)

John M. Mullin            2001   144,886     43,056          --             --            11,000          --             2,749
  Vice President -        2000   115,000     96,783          --             --            11,500          --             5,750
   Operations             1999    52,361     70,000          --             --              --            --               941

Thomas S. McHugh          2001   138,208     45,336          --             --            13,500          --               255
 Treasurer &              2000    84,375     37,000(12)      --             --            15,000          --               158
   Controller(11)         1999      --         --            --             --              --            --               --

----------

(1) Represents amounts earned by the named executive officers under the Company's EVA Incentive Compensation Plan, except as otherwise noted. See the section captioned "Short and Medium-Term Executive Compensation" in the Report on Executive Compensation by the Organization and Compensation Committee of the Company beginning on page 9. Amounts reported include the annual cash payout, if any, after allocation of the EVA award earned for that year and, for executives who elected to receive 50% of their EVA award in the form of restricted shares, the value of shares awarded for that year, based on the closing sales price per share of the Company's common stock on the New York Stock Exchange on the date the shares were awarded. After giving effect to such cash payouts, the named executive officers have credited to their cash accounts under the EVA Plan the following amounts as of December 31, 2001, which are subject to increase or decrease in future years: Mr. Kulpa, $36,560; Mr. Liliequist, $154,522; Mr. Dickens, $4,277; and Mr. Mullin $33,463. Mr. Thompson's cash account balance was forfeited upon his retirement in accordance with the terms of the plan, and Mr. McHugh did not participate in the plan. The Company is responsible for the account balances of the foregoing employees and the other employees participating in this plan.

(2) Reflects the value of shares of restricted stock granted to Mr. Kulpa under the Company's 1999 Stock Incentive Plan, based on the closing sales price per share of the Company's common stock on the New York Stock Exchange on the date of grant. On January 22, 2001 and January 24, 2000, Mr. Kulpa was granted 30,000 shares and 65,000 shares, respectively, of restricted stock. Restrictions on these restricted shares will lapse one-fifth per year beginning one year from the date of grant. As of December 31, 2001, Mr. Kulpa held a total of 160,121 restricted shares of common stock. Based on the closing sales price per share of the Company's common stock on December 31, 2001 of $6.10, the value of the 160,121 restricted shares on that date was $976,738. No other named executive officers have received awards of restricted stock other than the portion of EVA awards elected to be paid in the form of stock under the EVA Plan.

(3) No options to purchase shares of the Company's common stock were outstanding in 1999. The shares reported in this column for 1999 represent shares of Crane Co.'s common stock underlying options that were granted by Crane prior to the distribution by Crane of all of the outstanding shares of common stock of the Company to Crane's stockholders on December 16, 1999 (the "Distribution"). All options reported in this column for 1999 were forfeited on March 15, 2000. Options reported for 2000 and 2001 reflect grants under the Company's 1999 Stock Incentive Plan.

(4) Amounts include Huttig's matching contribution for eligible employees under Huttig's 401(k) plan and premiums for life insurance.

(5) Prior to the Distribution, Mr. Kulpa had been granted an aggregate of 15,000 shares of time-based Crane restricted stock. In the Distribution, Mr. Kulpa received 3,333 shares of restricted common stock of the Company in respect of his ownership of the 15,000 shares of time-based Crane restricted stock. Based on the closing price of $3.4375 per share of the Company's common stock on December 16, 1999, the date of the Distribution, the value of the 3,333 shares on that date was $11,457. This value is included in the restricted stock award reported for 1999. In connection with the Distribution, on December 17, 1999, the 15,000 shares of time-based Crane restricted stock owned by Mr. Kulpa were converted into 61,788 shares of the Company's time-based restricted stock. Based on the closing price of $4.25 per share of the Company's common stock on December 17, 1999, the value of the 61,788 shares on that date was $262,599. The restrictions on 32,561 shares of Mr. Kulpa's restricted common stock granted in 1999 will lapse in 2003 and restrictions on 32,560 shares granted in 1999 will lapse in 2004.

(6)   Effective January 2002, Mr. Thompson retired from the Company.

(7) Represents discretionary bonus paid upon appointment as Chief Financial Officer of the Company in January 2001.

(8) Effective October 2001, Mr. Liliequist was no longer an executive officer of the Company.

(9) Prior to December 16, 1999, Mr. Dickens was employed, and his 1999 compensation was paid, by Rugby Building Products, Inc.

(10) Includes amounts paid under change of control provisions when the Company acquired Rugby on December 16, 1999.

(11) Mr. McHugh became Vice President - Finance and Chief Financial Officer of the Company in January 2002.

(12)  Includes a $10,000 signing bonus.

OPTION GRANTS IN LAST FISCAL YEAR

      Shown below is information on grants to the named executive officers of options to purchase shares of common stock pursuant to the 1999 Stock Incentive Plan during the year ended December 31, 2001.

                               Number of             % of
                              Securities         Total Options
                              Underlying          Granted to         Exercise or                 Grant Date
                                Options          Employees in        Base Price    Expiration      Present
         Name                   Granted           Fiscal Year          $/Share        Date       Value($)(1)
         ----                   -------           -----------          -------        ----       -----------
Barry J. Kulpa........         140,000               38%               $4.34        1/22/11       $262,332
Kenneth E. Thompson             20,000                5%               $4.34        1/22/11       $ 37,476
Carl A. Liliequist.....         29,400                8%               $4.34        1/22/11       $ 55,090
George M. Dickens, Jr.          29,400                8%               $4.34        1/22/11       $ 55,090
John M. Mullin........          11,500                3%               $4.34        1/22/11       $ 21,549
Thomas S. McHugh......          13,500                4%               $4.34        1/22/11       $ 25,296

----------

(1) The amounts shown were calculated using a Black-Scholes option pricing model and do not reflect the actual value of the option awards at any time. The estimated values assume a risk-free rate of return of 4.4% based upon the five-year Treasury Bill rate, a standard deviation of stock return of 41%, a dividend payout ratio of 0% and an option duration of 5 years. The standard deviation of stock return represents a statistical measure intended to reflect the anticipated fluctuation of price movements over the life of the option. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, and so the value realized by an executive may be more or less than the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The information set forth in the following table relates to options to purchase common stock that were exercised by the named executive officers in 2001 and the value of unexercised options held as of December 31, 2001.

                                                                Number of Securities               Value of Unexercised
                                                               Underlying Unexercised                  in-the-Money
                                                                     Options at                         Options at
                               Shares                            Fiscal Year-End(#)                Fiscal Year-End($)(1)
                             Acquired on       Value
         Name                Exercise(#)    Realized($)     Exercisable      Unexercisable     Exercisable     Unexercisable
         ----                -----------    -----------     -----------      -------------     -----------     -------------
Barry J. Kulpa........           --             --           163,000           303,000         $295,030          $541,430
Kenneth E. Thompson...           --             --            50,000            70,000         $ 68,500          $103,700
Carl A. Lillequist....           --             --            19,500            48,900         $ 35,295          $ 87,039
George M. Dickens, Jr.           --             --            17,000            46,400         $ 30,770          $ 82,514
John M. Mullin........           --             --             5,500            17,000         $  9,955          $ 30,195
Thomas S. McHugh......           --             --             7,500            21,000         $ 12,750          $ 36,510

----------

(1) Based on a share price of $6.10, which was the closing sales price per share of the Company's common stock on the New York Stock Exchange on December 31, 2001.

REPORT ON EXECUTIVE COMPENSATION BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY

      The Organization and Compensation Committee of the Board of Directors of the Company believes that the Company's compensation program is designed to attract and retain talented executives whose interests are aligned with the Company's stockholders and who are motivated to contribute to the Company's long-term financial success. The Company provides its executives with competitive base pay as well as the opportunity to earn significant compensation if the Company and the individual meet or exceed challenging performance goals. The Committee periodically reviews independent compensation surveys as guidelines to determine competitive pay practices. Independent compensation consultants have also summarized the survey data. The surveys typically compare the compensation practices of U.S.-based public companies of similar size to the Company, some of which are also in the Company's industry. These companies include those in the Company's peer group set forth in the Stock Performance Graph on page 14 of this Proxy Statement.

      The Committee maintains a three-pronged approach to executive officer and key employee compensation: competitive base salaries; short and medium-term cash incentive compensation linked to measurable changes in stockholder value; and long-term incentive compensation utilizing awards of stock options and restricted stock, the ultimate value of which is linked to increases in stockholder returns, primarily through increases in the price of the Company's common stock. Each of these components represents a portion of each executive officer's total compensation package. The appropriate mix of compensation for each individual, however, may differ based on the nature and level of the individual's responsibilities. For example, for individuals who have primarily sales or operations related responsibilities, incentive, or "at-risk," compensation may represent a greater portion of their total compensation.

      BASE SALARIES

      The Committee generally reviews the base salaries of each executive officer at the beginning of the year and assesses salary levels based on the individual's responsibilities and competitive salary data. The Chief Executive Officer determines salary adjustments for his direct reports and presents them to the Committee at that time. Certain of the named executive officers have employment agreements with the Company that establish a minimum base salary. Based on the Committee's review of executive salaries and the approved increase in the Chief Executive Officer's salary in January 2001, base salaries in 2001 for the Company's executive officers named in the Summary Compensation Table increased an average of 13.9% over 2000 (excluding promotional increases). Two of the named executive officers' salaries were established or adjusted during 2001 to reflect their promotion. All of the base salaries of the Company's named executive officers are at levels that, in the view of the Committee, are appropriate for executives of a public corporation of the Company's size and industry category.

      SHORT AND MEDIUM-TERM INCENTIVE COMPENSATION

      The Company's short and medium-term incentive compensation program is based on the principle of economic value added ("EVA") over a three-year rolling horizon. EVA1 is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed. The Committee believes that, compared to common performance measures such as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest correlation with the Company's financial performance and the creation of long-term stockholder value. In January of each year, the Committee also reassesses both the strengths and weaknesses of EVA-based compensation as part of its overall consideration of executive compensation and performance measures for the coming year.

      All of the Company's executive officers and certain other key employees participate in the Company's EVA Incentive Compensation Plan, which the Committee administers. The EVA plan provides for positive and negative awards based on the achievement of pre-established goals for each participant and increases or decreases in EVA during the year, both absolutely and as compared to the prior year. The key elements of the EVA formula are the Company's cost of capital, cash tax rate, return on capital, amount of capital employed, net operating profit after taxes and the prior year's EVA. Thus, the EVA formula requires the executive to focus on improvement in the Company's balance sheet as well as its income statement. At the beginning of each year, the Committee approves a weighted average cost of capital for use in the EVA formula.

      The Company's EVA is calculated based on year-end results and, together with the increase or decrease in EVA compared to the prior year, is used to determine the total potential award pool available for the named executive officers, including the Chief Executive Officer, and certain other key employees. The size of an executive officer's potential EVA award is based on a percentage of the total pool assigned to each officer, which percentages the Committee reviews annually based upon recommendations of the


--------

1   EVA is a registered trademark of Stern, Stewart & Co.

Chief Executive Officer. An officer's actual EVA award directly relates to the accomplishment of that individual's goals established at the beginning of each year. Awards under the EVA plan are generally uncapped to provide maximum incentive to create value; however, an executive's award in any given year may be negative when EVA is reduced. There is a $2 million limit on the annual award of any participant who is subject to Section 162(m) of the Internal Revenue Code.

      At the beginning of each year, participants elect whether to receive their awards for the upcoming year entirely in cash or 50% in cash and 50% in restricted stock. After the award has been determined following the end of the year, the award is credited to the participant's cash and/or stock "sub-accounts" in accordance with his election, if the award is positive. If the EVA award is negative, the amount is deducted from the participant's cash sub-account in proportion to his election. Negative awards do not affect a participant's stock sub-account. Restricted stock awarded to participants who elected to receive 50% of their EVA award in stock vests in 50% increments on the first and second anniversaries of the award.

      Following the Committee's determination of EVA awards, participants receive a cash payment equal to a predetermined percentage, generally 33-1/3%, of their aggregate account balance, reduced by the value of any shares of restricted stock previously awarded that first becomes vested and distributable in the year in which the annual cash payout is determined and made and limited by the balance remaining in the participant's cash sub-account. With respect to new participants in the EVA Plan, the Committee has authorized payouts of 70% of the new participant's account balance in the first year of participation, 50% in the second year and 33-1/3% thereafter. As a result, participants with a negative aggregate account balance generally will receive no cash incentive compensation payments until subsequent EVA awards result in a positive account balance. Each year, the Company credits or debits interest on each cash sub-account, as applicable, at an appropriate money market rate.

      The Committee believes that the EVA plan provides its executive officers and key employees with a tangible and significant short and medium-term performance incentive. The bank account concept, with the deferred payout at risk, gives the plan a longer term perspective than annual cash bonus programs and provides participants with ownership incentives as their accounts build or decline. Although the plan is formula driven, the Committee retains discretion to review and adjust its impact on individuals for reasonableness and to insure that participants continue to be properly incentivized.

      The Committee determined the 2001 EVA awards for the named executive officers in January 2002. Negative EVA awards in 2001 to the named executive officers totaled $107,980.

      LONG-TERM INCENTIVE COMPENSATION

      The Committee believes that executive officers approach their responsibilities more like owners of the Company as their holdings of and potential to own the Company's common stock increase. This philosophy starts with the Board of Directors, whose non-employee directors, except for the Chairman and the Rugby Group designees, receive 50% of their annual retainer in common stock of the Company. All of the Company's executive officers have been granted and are eligible to receive stock options or restricted stock awards under the Company's 1999 Stock Incentive Plan and 2001 Stock Incentive Plan. As of February 25, 2002, directors and executive officers as a group beneficially owned 6.7% of the Company's common stock. (See "Beneficial Ownership of Common Stock by Directors and Management" on page 5 of this Proxy Statement).

      Generally at the beginning of each year, the Committee determines the number of stock options and restricted shares to award its executive officers and certain other key employees based on its objective and subjective assessment of the Company's and the individual's performance for the prior year, competitive compensation practices and the number of shares owned by or reserved for issuance to executive officers and key employees. In 2001, the Committee recommended to the Board of Directors, and the Board approved, the grant of stock options for an aggregate of 371,800 shares of common stock to the executive officers and key employees of the Company pursuant to the 1999 plan, including grants of stock options for 243,800 shares of common stock to the named executive officers. The Committee determined the number of options granted in 2001 as a necessary means of providing executives and key employees with appropriate incentives for retention and long-term future performance.

      Except for EVA awards elected to be paid in the form of restricted stock and for restricted stock grants to the Chief Executive Officer, the Committee has not granted any restricted stock awards to any officers or key employees.

      COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

      The base salary and incentive compensation of the Company's President and Chief Executive Officer, Barry J. Kulpa, is determined in the same manner as described above for all executive officers of the Company. In January 2001, the Committee increased Mr. Kulpa's base salary from $350,000 to $400,000, or 14.3%. In addition to competitive pay factors, the Committee noted Mr. Kulpa's role in successfully transitioning and leading the Company following the distribution by Crane Co. of all of the outstanding shares of common stock of the Company to Crane's stockholders in December 1999 and his leadership in integrating the business of Rugby Building Products, Inc. during 2000.

      Due to the decrease in the Company's EVA for 2001, Mr. Kulpa received a negative incentive compensation award of $91,951 under the EVA plan. Because Mr. Kulpa elected to receive 50% of his 2001 EVA award in restricted stock, $45,976 was deducted from his EVA cash sub-account, resulting in a cash sub-account balance of $73,121. As a result, Mr. Kulpa received in 2002 a cash payment of $36,560, after allocation of his negative 2001 award and adjustment for the value of restricted stock vesting in 2002.

      In January 2001, Mr. Kulpa was granted options to purchase 140,000 shares of common stock of the Company. The amount of this grant was determined on the same basis as was used to determine the 2001 option grants to the other executive officers described above. In addition, Mr. Kulpa received a grant of 30,000 shares of restricted stock as an additional performance and retention incentive. The restrictions on the restricted stock will lapse in equal installments over a five-year period.

      SECTION 162(m) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in this Proxy Statement unless the compensation meets certain specific requirements for exemption from Section 162(m). The primary exemption under Section 162(m) is for compensation that is "performance-based" within the meaning of Section 162(m) and the applicable regulations. The Committee believes that amounts paid in the future under the EVA plan and the stock options and restricted stock awards granted under its 2001 Stock Incentive Plan will qualify for exemption as performance-based compensation for purposes of Section 162(m) provided that the Company's stockholders approve the Proposal regarding the Amended and Restated 2001 Stock Incentive Plan contained in this Proxy Statement. The Committee's present intention is to comply with the requirements of Section 162(m) except to the extent that the Committee determines that such compliance would not be in the best interests of the Company and its stockholders.

Submitted by:

The Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc.

E. T. Bigelow, Jr. - Chairman
A. S. J. Durant
D. R. Gardner
J. L. L. Tullis


RETIREMENT BENEFITS

   The Company does not sponsor a defined benefit pension plan for salaried employees. However, Messrs. Kulpa and Liliequist participated in Crane Co.'s pension plan for non-bargaining employees prior to the Distribution and have a non-forfeitable right in their benefits under the Crane pension plan that were accrued as of December 31, 1999. The accrued benefits under the Crane pension plan as of December 31, 1999 entitle Messrs. Kulpa and Liliequist to monthly payments beginning at age 65 of $425.85 and $1,096.78, respectively.

EMPLOYMENT AND OTHER AGREEMENTS

   EMPLOYMENT AND SEVERANCE AGREEMENT WITH EXECUTIVE OFFICERS

   The Company has an agreement with Barry J. Kulpa, the Company's President and Chief Executive Officer, that provides for the continuation of his then current base salary, incentive compensation and benefits for the three year period following a change in control of the Company. A "change in control" generally includes:

   (i) the acquisition, other than from the Company, of beneficial ownership of 20% or more of the then outstanding shares of the Company's common stock of the Company but excluding acquisitions by

      (a) the Company or any of its subsidiaries;

      (b) The Rugby Group Limited or any of its direct transferees;

      (c) any employee benefit plan (or related trust) of the Company or its subsidiaries; or

      (d) any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by substantially the same individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition; or

   (ii) individuals who constitute the incumbent board (including those on the board at the date of the agreement and those whose election or nomination was approved by at least a majority of the then incumbent board) cease for any reason to constitute at least a majority of the board, but excluding from any "incumbent board" any such individual whose initial assumption of office is in connection with an actual or threatened election contest; or

   (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which substantially the same persons who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

   Upon termination within three years after a change in control, by the Company without cause or by him with "Good Reason" (as defined in the agreement), Mr. Kulpa is immediately entitled to a proportionate amount of the greater of the last year's bonus or the average bonus paid in the last three years, three times the sum of his annual salary and the average of the last three years' bonuses, and all accrued deferred compensation and vacation pay. Employee benefits, medical coverage and other welfare benefits also continue until the end of the three year period. "Good Reason" under the agreement includes, among other things, any action by the Company that results in a diminution of his position, authority, duties or responsibilities. The agreement also provides that Mr. Kulpa may terminate his employment for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to Mr. Kulpa pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by him by reason of the acceleration of rights under the Company's incentive plans) ("Payment"), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the agreement provides that the Company shall make additional cash payments to Mr. Kulpa such that after payment of all taxes including any excise tax imposed on such payments, he will retain an amount equal to the excise tax on all the Payments. The agreement is for a three-year period, but is automatically renewed annually for a three-year period unless the Company gives notice that the period will not be extended.

   George M. Dickens, Jr., the Company's Vice President - Sales and Marketing, has an employment agreement with the Company that provides for his continued employment unless and until the agreement is terminated (i) by the Company giving to Mr. Dickens not less than 12 months' prior written notice, (ii) by Mr. Dickens giving to the Company not less than one month's prior written notice,
(iii) without notice on Mr. Dickens' 65th birthday, (iv) by the Company or Mr. Dickens upon one month's prior written notice to the other upon Mr. Dickens' permanent disability or (v) by the Company without notice if Mr. Dickens (A) commits fraudulent or dishonest acts, gross negligence, or disloyalty in connection with his employment, or is convicted of a criminal act involving dishonesty (whether or not such conviction is related to his employment), (B) violates the agreement and does not cure the violation within 30 days after the receipt of written notice by the Company or (C) dies. The Company has the right to treat a notice of termination given by Mr. Dickens pursuant to clause (ii), above, as effective at any time after the giving of such notice. The agreement specifies Mr. Dickens' applicable annual base salary and provides that he is entitled to participate in the Company's EVA Plan in accordance with the terms of that plan. The agreement also provides for the use of a Company automobile or the payment of an allowance intended to reimburse Mr. Dickens for the expenses of his personal automobile. The agreement provides generally for the reimbursement of expenses and the participation in the Company's customary benefits plans. If notice of termination of the agreement is given pursuant to clause (i) or (ii), above, the Company will continue to pay Mr. Dickens his salary and provide all fringe benefits from the date such notice is provided up through the effective date of the termination. However, in the event that the agreement is terminated as described under clause (i), above, if Mr. Dickens breaches the agreement during the period when such severance benefits are being paid, the Company will immediately upon such breach cease to be obligated to provide such severance benefits. If the Company exercises its right to treat a notice under clause
(ii), above, as immediately effective, Mr. Dickens will be entitled to no severance payments or benefits. Mr. Dickens is obligated to use his best efforts during any applicable severance period to find other employment and severance payments will be offset by any compensation he receives from such other employment or could have received with reasonable efforts. The agreement (i) prohibits Mr. Dickens from engaging in other business activities during his employment without the prior written consent of the Company, (ii) requires him to maintain in confidence all confidential information concerning the Company and (iii) contains customary non-solicitation, no-hire and non-compete provisions that continue for one year after his employment is terminated.

   INDEMNIFICATION AGREEMENTS

   The Company has entered into indemnification agreements with Mr. Kulpa and the non-employee directors of the Company. These agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances thereof), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against such person arising out of the fact that he was a director, officer, employee, trustee, agent or fiduciary of the Company or was serving as such for another entity at the Company's request, and to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of insurance coverage.

                             STOCK PERFORMANCE GRAPH

   The graph below compares cumulative total stockholder returns for the Company for the preceding fiscal year with the S&P 500 Stock Index and that of a peer group made up of other building material and industrial products distributors.(1) The graph assumes the investment of $100 at the commencement of the measurement period with dividends reinvested. The historical information set forth below is not necessarily indicative of future stock performance.

                              [PERFORMANCE GRAPH]


      (1) The peer group includes the following companies: EMCO Ltd., Hughes Supply Inc., Q.E.P. Co., Watsco Inc., Building Materials Holding Corporation.


                 COMPARISON OF TWO YEAR CUMULATIVE TOTAL RETURN
            AMONG HUTTIG BUILDING PRODUCTS, THE S&P 500 STOCK INDEX
                       AND THE COMPANY'S PEER GROUP INDEX

           HUTTIG BUILDING PRODUCTS         S&P 500         PEER GROUP INDEX
           ------------------------         -------         ----------------
 12/99             100.00                   100.00               100.00
 12/00              97.06                    92.91                80.03
 12/01             143.53                    80.79               133.45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of the forms furnished to the Company or written representations of certain persons, and other than as set forth below, each director, officer and beneficial owner of 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 for fiscal 2001.

   Mr. Kulpa did not file a Form 5 with respect to 1999 to report his ownership of 222 shares received as a former stockholder of Crane Co. in the distribution of the Company's common stock in December 1999. Mr. Kulpa did not file a Form 4 with respect to 2000 to report his open market purchases of 10,000, 1,100 and 5,800 shares of common stock of the Company on January 3, 4 and 12, 2000, respectively, at a price of $4.00, $3.875 and $4.00 per share, respectively. Mr. Kulpa reported ownership of the 222 shares and the open market purchases on a Form 5 filed in February 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On December 6, 1999, the Company and Crane Co. entered into a Distribution Agreement (the "Distribution Agreement") that provided for the actions required to effect the Distribution and the allocation of assets and liabilities between the Company and Crane. On December 16, 1999, in connection with the consummation of the Distribution, the Company and Crane entered into an agreement (the "Tax Allocation Agreement") relating to the allocation of liabilities and obligations with respect to taxes and an agreement (the "Employee Matters Agreement") relating to the allocation of liabilities and obligations with respect to employee benefit plans and compensation arrangements. Certain of the Company's directors also serve as directors and an executive officer of Crane.

   The Distribution Agreement provides generally that after the Distribution, all assets and liabilities of the Company and its business will be vested solely in the Company, and that Crane will have no interest in those assets and will have no obligations with respect to those liabilities. The Distribution Agreement requires the Company to indemnify Crane for certain losses suffered by Crane, including, without limitation, losses that relate to the Company's business (whether those losses relate to the period prior to or after Distribution) or arise as the result of the Company's breach of any agreement or covenant made to Crane in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement. Crane is similarly obligated to indemnify the Company for certain losses suffered by the Company, including, without limitation, losses that relate to the businesses of Crane (whether those losses relate to the period prior to or after the Distribution) or arise as the result of Crane's breach of any agreement or covenant made to the Company in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement.

   Under the Tax Allocation Agreement, the Company is responsible for any taxes imposed on Crane that would not have been payable but for the breach by the Company of any representation, warranty or obligation under the Tax Allocation Agreement, the tax ruling request or the Distribution Agreement. These representations, warranties and obligations relate to the Company's continuing satisfaction of certain statutory and judicial requirements necessary for the Distribution to be tax-free to the Company, Crane and its stockholders. In particular, the Company has represented generally that (1) during the two-year period following the Distribution, the Company will not enter into any transaction or make any change in its equity structure that may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire Company stock representing a 50% or greater equity interest in the Company, (2) it will not repurchase outstanding Company common stock after the Distribution representing 20% or more of the outstanding
Company common stock, and (3) following the Distribution, it will continue the active conduct of its businesses. The Company has also agreed with Crane that it will not take any of the actions described in (1) or (2) above prior to December 16, 2001 without Crane's prior written consent.

   At the closing of the Company's purchase of the U.S. residential building products business of The Rugby Group Limited in December 1999, the Company entered into a Registration Rights Agreement with Rugby. Pursuant to this agreement, the Company granted Rugby rights to cause the Company to register for sale the shares of common stock issued to Rugby in exchange for the stock of Rugby USA, Inc., the parent of Rugby Building Products, Inc. Pursuant to the Registration Rights Agreement, so long as the shares of common stock owned by Rugby and received in the December 1999 transaction constitute at least 30%, 20%, or 10%, respectively, of the Company's outstanding common stock, Rugby has the right to designate for nomination by the Board of Directors of the Company three, two and one director(s), respectively. So long as the Huttig common stock owned by Rugby and received in the Exchange constitutes 10% or more of the Company's outstanding common stock, Rugby is required to be present at all meetings of the Company's stockholders and to vote its shares of common stock in favor of the Board's nominees for election to the Board of Directors. On the date of the Exchange Agreement between the Company and Rugby, the Crane Fund, one of the Company's principal stockholders, agreed with Rugby that, so long as the common stock owned by Rugby and received in the Exchange constitutes 10% or more of the Company's outstanding common stock, the Crane Fund would be present at all meetings of the Company's stockholders and vote its shares of common stock for the nominees designated by Rugby as provided in the Registration Rights Agreement.

   As part of the Company's $15 million stock repurchase program, on August 20, 2001, the Company purchased 790,484 shares of its common stock from Rugby for a cash purchase price of $4,735,000, or a per share price of $5.99, the closing sales price of the Company's common stock on the New York Stock Exchange on the date of purchase. Pursuant to their repurchase agreement, Rugby and the Company agreed that, if solely as a result of Rugby's sale of these shares to the Company shares of common stock beneficially owned by Rugby and its affiliates in the aggregate at any time would constitute less than 30% of the Company's outstanding stock, the Registration Rights Agreement would be deemed to be amended so that Rugby would maintain its right to designate for nomination three directors to be elected to the Board. As a result, Rugby will continue to have the right to nominate three directors so long as the common stock received in the exchange transaction and held by Rugby and its affiliates in the aggregate constitutes at least Rugby's new ownership percentage after giving effect to the Company's repurchase of these shares, as this percentage may increase from time to time as a result of the Company's repurchase of common stock pursuant to its stock repurchase program. Since the program was authorized, the Company has repurchased 1,142,447 shares of common stock. Based on information as of February 25, 2002, Rugby beneficially owns 29.2% of the Company's outstanding common stock.

   Messrs. Durant, Tanner and Young are directors of the Company designated by Rugby. Mr. Durant is a director of RMC Group p.l.c., the parent of The Rugby Group Limited, the Company's largest stockholder, and is Rugby's designated nominee for election as a director for a term expiring in 2005. See "Election of Directors." The Registration Rights Agreement and the letter agreement providing for the Company's repurchase of shares of common stock from Rugby and the amendment of the Registration Rights Agreement were the result of arms' length negotiations with Rugby.

   On August 3, 2001, the Company loaned George M. Dickens, Jr., Vice President
- Sales & Marketing of the Company, the sum of $125,000 as part of his relocation from Georgia and purchase of a home in Missouri. The loan bears interest at annual rate of 8% and is repayable in full upon the sale of Mr. Dickens' former residence in Georgia.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Organization and Compensation Committee is or has ever been an officer or employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

                             PROPOSAL TO APPROVE THE
                 AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

INTRODUCTION

   In keeping with its belief that the Company's stock incentive program is a vital part of its long-term compensation focused on stockholder return, the Board of Directors adopted the Huttig Building Products, Inc. 2001 Stock Incentive Plan (the "2001 Plan") in December 2001 as a successor to the Company's 1999 Stock Incentive Plan (the "1999 Plan"), which provides for the grant of restricted shares of common stock and stock options to officers and other key employees of the Company and its subsidiaries. The Company's stockholders approved the 1999 Plan in 2001. In 2001, upon the recommendation of the Organization and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") the Board of Directors approved the grant of stock options for an aggregate of 371,800 shares of common stock to the executive officers and key employees of the Company and the award of 140,000 shares of restricted stock to the Company's Chief Executive Officer pursuant to the 1999 Plan. After giving effect to those grants, the 1999 Plan had a balance of 58,869 shares remaining available for issuance under the plan. In the view of the Compensation Committee and the Board, the remaining shares were not sufficient to make the full number of stock option and restricted stock grants to key employees required to maintain a competitive, incentivizing, annual grant cycle for key employees. Accordingly, on December 3, 2001, upon the recommendation of the Compensation Committee, the Board approved the 2001 Plan.

   Like the 1999 Plan, the 2001 Plan provides for the grant of restricted shares of common stock and stock options to key employees of the Company and its subsidiaries. Among the key differences from the 1999 Plan, the 2001 Plan, as originally adopted, provides for the grant of up to 500,000 shares, is limited to the use of treasury shares and does not allow for the grant of incentive stock options. In adopting the 2001 Plan, the Board of Directors considered existing and proposed rules of the New York Stock Exchange governing stockholder approval of the issuance of Company equity securities, including stock options, and stock option or purchase plans. The Board adopted the 2001 Plan to accommodate the grant of options and restricted stock expected to be recommended by the Compensation Committee and submitted to the Board at its January 2002 meeting and limited the plan to the use of treasury shares in light of applicable NYSE rules. On January 29, 2002, the Board granted options to purchase 322,000 shares to the Company's executive officers and certain other key employees, and a restricted stock award of 30,000 shares to the Company's Chief Executive Officer. As a result, 148,000 shares remain available for grant under the 2001 Plan. Notwithstanding the limitation of the 2001 Plan to the use of treasury shares, the Board, believing that stockholder approval of the potential dilutive effect of future stock option and restricted stock grants is an important consideration, amended the 2001 Plan to provide for the grant of up to 1,000,000 shares but conditioned the amendment on the approval of the 2001 Plan, as so amended (the "Amended 2001 Plan"), by the Company's stockholders at the 2002 Annual Meeting of Stockholders. The Amended 2001 Plan continues to limit grants of options and restricted stock to the use of treasury shares only.

   The purpose of the Amended 2001 Plan is to

   - attract and retain key employees of the Company and its subsidiaries who are and will be contributing to the success of the business,

   - motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success,

   -  provide competitive incentive compensation opportunities, and

   - provide further opportunities for stock ownership by key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.

On February 25, 2002, the closing price for a share of common stock on the New York Stock Exchange was $5.80.

PRINCIPAL PROVISIONS OF THE AMENDED 2001 PLAN

   Set forth below is a summary of the principal provisions of the Amended 2001 Plan, which summary is qualified in its entirety by reference to the complete text of the Plan set forth at Appendix A to this Proxy Statement.

   GENERAL

      The Amended 2001 Plan will remain in effect until terminated by action of the Board. Those key employees of the Company and its subsidiaries that are designated by the Compensation Committee are eligible to participate in the Amended 2001 Plan. "Key employees" means officers as well as other employees designated by the Compensation Committee in its discretion, upon the recommendation of management, but not any employee who, assuming the full exercise of such options granted, would own more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary. At February 25, 2002, 12 key employees were eligible to participate in the Amended 2001 Plan.

   OPTIONS

      Under the Amended 2001 Plan, the Compensation Committee may grant to a participant non-qualified options to purchase common stock of the Company. The Compensation Committee has the discretion to determine the terms and conditions of stock option grants made pursuant to the Plan; provided, however, that the exercise price of any options granted under the Plan must be at least equal to 100% of the fair market value of one share of Company common stock on the date when the option is granted. Unlike the 1999 Plan, the Amended 2001 Plan defines "fair market value" as the average of the high and low sales prices of the Company's common stock on the New York Stock Exchange composite tape on the applicable date (e.g., date of grant). The 1999 Plan defines fair market value as the average of such high and low prices on the ten consecutive trading days ending on the applicable date. The number of shares subject to purchase and the price per share under each outstanding option will be adjusted to reflect any stock dividend, stock split, recapitalization or similar event.

      Options granted under the Amended 2001 Plan are exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date the option is granted, subject to the provision that an option may not be exercised (except in connection with certain events of termination, as discussed below) (i) more than 90 days after the participant's termination or more than ten years from the date of grant, whichever period is shorter, or (ii) prior to the expiration of one year from the date of grant of the option. Unless the Compensation Committee determines otherwise with respect to a particular option grant, no option may be exercised with respect to more than 50% of the underlying shares of common stock during the second year after the grant date, 75% during the third year, and 100% thereafter.

      The exercise price for options may be paid in cash, in shares of common stock, or a combination of the foregoing. The Compensation Committee also has the discretion to approve the exercise of options on a cashless basis. Furthermore, the Compensation Committee may authorize on behalf of the Company the acceptance of the surrender of the right to exercise an option or a portion thereof and the payment by the Company therefor of an amount equal to the excess of the fair market value on the date of surrender of the shares of common stock covered by such option or portion thereof over the aggregate option price of such shares. Payment of the exercise price may be made in cash, in shares of common stock, or a combination of the foregoing as determined by the Compensation Committee. Shares of common stock underlying surrendered options are not available for future grants under the Amended 2001 Plan.

      Options granted under the Amended 2001 Plan are not transferable by the participant otherwise than by will or the laws of descent and distribution, and are exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, non-qualified stock options may be transferable without payment of consideration to immediate family members of the participant or to trusts or partnerships for the benefit of such family members.

      The Compensation Committee may grant "reload options" under certain circumstances after the exercise of all or a portion of an option granted pursuant to the Amended 2001 Plan. A reload option entitles the participant to purchase a number of shares of Company common stock equal to the number of shares delivered in payment of all or part of the exercise price of the original option plus the shares delivered or withheld to satisfy tax liabilities associated with the exercise of the original option. The exercise price of a reload option will be the fair market value of the common stock at the date the reload option is granted. A reload option will not be exercisable earlier than six months after its date of grant, and the expiration date of a reload option will not be later than the expiration date of the original option.

      If a participant retires or ceases to be employed by the Company or by a subsidiary by reason of permanent disability or after a change in control, all options granted to that participant may be exercised in whole or in part within 90 days after such event (or such longer period as the Compensation Committee may permit), but not after the expiration of the term of the option. If a participant dies while employed by the Company or by a subsidiary or within 90 days after retiring or ceasing to be employed by the Company by reason of permanent disability or after a change in control (as defined in the Amended 2001 Plan), all options granted to that participant may be exercised in whole or in part by the estate of such participant at any time within one year after the participant's death, but not after the expiration of the term of the option. In either situation, the Compensation Committee may authorize the acceptance of the surrender of the right to exercise such options or any portion thereof in return for a payment equal to the excess of the fair market value on the date of surrender over the aggregate option price of such shares. If a participant's employment is terminated for any other reason and the option is exercisable in whole or in part at the date of termination, the participant may exercise the option to the extent it was exercisable as of the date of termination at any time typically within 90 days after such termination of employment, but in no event after the expiration of the term of the option.

   RESTRICTED SHARES

      The Compensation Committee may grant to any participant an award of such number of shares of common stock on such terms, conditions and restrictions as the Compensation Committee will establish in its sole discretion ("Restricted Shares"). The terms of any award of Restricted Shares will be set forth in an Award Agreement which will contain provisions determined by the Compensation Committee and not inconsistent with the Amended 2001 Plan. Upon the lapse or release of all restrictions, one or more share certificates registered in the name of the participant for an appropriate number of shares will be delivered to the participant free of any restrictions. Unless otherwise provided by the Compensation Committee in the applicable Award Agreement, all restrictions on Restricted Shares will lapse in the event of a change in control (as defined in the Amended 2001 Plan). With respect to performance-based awards of Restricted Shares that are intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Internal Revenue Code, performance targets may be specified by the Compensation Committee and typically will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on stockholders' equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share.

      The Compensation Committee has the discretion, as to any award of Restricted Shares, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the golden parachute excise tax payable under Section 4999 of the Internal Revenue Code, if any, with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

      An award is forfeitable if the participant does not continue in the service of the Company or one of its subsidiaries until the expiration of the forfeiture period for such Restricted Shares and does not satisfy any and all other conditions set forth in the appropriate Award Agreement. Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, participants who have been awarded restricted shares will have all rights of a holder of outstanding Company common stock with respect to the shares subject to the Award Agreement, including but not limited to the right to vote such shares and the right to receive dividends. No Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the participant is treated as the owner under Sections 671 through 677 of the Internal Revenue Code), pledged or sold prior to the lapse of the applicable restrictions. Any shares of Company common stock or other securities distributed as a dividend with respect to Restricted Shares as to which the restrictions have not yet lapsed will be subject to the same restrictions as the Restricted Shares.

   TERM; AMENDMENT

      The Amended 2001 Plan will remain in effect until terminated by action of the Board. The Board may at any time amend or terminate the Amended 2001 Plan, as it will deem advisable; provided, however, that no change may be made in awards previously granted under the Amended 2001 Plan which would materially impair participants' rights without their consent. The Amended 2001 Plan does not require the Board to obtain stockholder approval of any amendment, although NYSE and/or SEC rules may require such approval under certain circumstances. In any event, the Board may amend or revise the Amended 2001 Plan to comply with applicable laws or governmental regulations.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following discussion briefly summarizes the federal income tax consequences of the issuance and exercise of non-qualified stock options under the Amended 2001 Plan to the participants and the Company. State and local tax consequences may differ.

      NON-QUALIFIED OPTIONS. A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the participant exercises the non-qualified stock option. In general, the amount of ordinary income required to be recognized is an amount equal to the amount by which the aggregate fair market value of the shares on the date of exercise exceeds the aggregate exercise price per share paid for such shares.

      RESTRICTED SHARES. Restricted Shares will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Restricted Shares makes an election under Section 83(b) of the Internal Revenue Code as described below, the grantee generally is not required to recognize ordinary income on the award of Restricted Shares. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Restricted Shares are granted, the amount of ordinary income required to be recognized is an amount equal to the fair market value of the shares on the date of grant. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

      GAIN OR LOSS ON SALE OR EXCHANGE OF SHARES. In general, gain or loss from the sale or exchange of Restricted Shares or shares acquired upon the exercise of incentive and non-qualified stock options will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of the sale or exchange of shares acquired upon the exercise of an incentive stock option (a "disqualifying disposition"), a participant may be required to recognize ordinary income upon such disposition.

      DEDUCTIBILITY BY THE COMPANY. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a non-qualified stock option (including an incentive stock option that is treated as a non-qualified stock option as described above) or an award of Restricted Shares, at the same time the participant is required to recognize ordinary income, the Company will generally be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

      PERFORMANCE BASED COMPENSATION. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the compensation exceeds $1 million for the taxable year. The Amended 2001 Plan is intended to allow the grant of awards that qualify under an exception to the deduction limit for "performance-based compensation."

      PARACHUTE PAYMENTS. Where payments to certain employees that are contingent on a change of control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If grants of stock options are made the vesting of which is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and any deduction disallowance rules would be triggered with respect to certain of the Company's employees.

PLAN BENEFITS

   The amounts of any awards to be made under the Amended and Restated 2001 Stock Incentive Plan are not determinable at this time. However, the following table sets forth, with respect to each person and group of persons identified therein, the number of options and restricted shares granted under the 2001 Stock Incentive Plan since the adoption of the plan. For information regarding awards made during 2001 under the 1999 Stock Incentive Plan to the Company's Chief Executive Officer and the other named executive officers, please see "Executive Compensation" beginning on page 7 of this Proxy Statement.

                                                           Number of
                                 Number of Options(1)  Restricted Shares
                                 --------------------  -----------------
All current executive
  officers as a group (5               260,000               30,000
  persons)
All current directors who are
  not executive officers, as
  a group                                 --                   --
  (8 persons)
Nominees for election as a
  director:
   Alan S. J. Durant                      --                   --
   R. S. Evans                            --                   --
   Barry J. Kulpa                      110,000               30,000
All employees, including all
  current officers who are
  not executive officers, as            62,000                 --
  a group
Each associate of any director,           --                   --
  executive officer or nominee
Each other person who received
five percent of such options:
   George M. Dickens, Jr.               42,000                 --
   Thomas S. McHugh                     40,000                 --
   John M. Mullin                       34,000                 --
   William Bronson(2)                   36,000                 --
   Nick H. Varsam(3)                    34,000                 --
   James Watt(4)                        26,000                 --

---------------

(1) Option granted at per share exercise price of $5.875, which was the closing sale price of the common stock as reported on the New York Stock Exchange on the date of grant.

(2) Mr. Bronson is Vice President - Information Technology of the Company.

(3) Mr. Varsam is Vice President - General Counsel and Secretary of the Company.

(4) Mr. Watt is Vice President - Product Management of the Company.

EQUITY COMPENSATION PLAN INFORMATION

   The following table presents information, as of December 31, 2001, for equity compensation plans under which equity securities of the Company are authorized for issuance, in accordance with recently adopted SEC disclosure rules, with which the Company has chosen to comply voluntarily in this year's Proxy Statement.

                                                                              NUMBER OF SECURITIES
                                                                              REMAINING AVAILABLE
                        NUMBER OF SECURITIES      FOR FUTURE ISSUANCE         FOR FUTURE ISSUANCE
                        TO BE ISSUED UPON         WEIGHTED-AVERAGE               UNDER EQUITY
                        EXERCISE OF               EXERCISE PRICE OF           COMPENSATION PLANS
                        OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
                        WARRANTS AND RIGHTS       WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A))
PLAN CATEGORY                  (A)                         (B)                       (C)
------------------------------------------------------------------------------------------------------
Equity compensation           1,121,300                 $4.36                        58,869(1)
plans approved by
security holders
Equity compensation              80,000(3)              $4.34                       500,000(4)
plans not approved by
security holders(2)
-----------------------------------------------------------------------------------------------------
      Total                   1,201,300                 $4.36                       558,869
=====================================================================================================

(1)To the extent such shares are not issued pursuant to future option grants, all of such shares are available for issuance in the form of awards of restricted stock under the Company's 1999 Stock Incentive Plan.

(2)As of December 31, 2001, includes the Company's 2001 Stock Incentive Plan and written option agreements providing for option grants to certain of the Company's non-employee directors (see footnote (3) below). For a description of the material features of the 2001 Stock Incentive Plan, see "Proposal to Approve the Amended and Restated 2001 Stock Incentive Plan" beginning on page 16 of this Proxy Statement. At December 31, 2001, no options or restricted stock were outstanding under the 2001 Stock Incentive Plan.

(3)Includes options to purchase 20,000 shares at a per share exercise price of $4.34 granted on January 22, 2001 to each of Messrs. Bigelow, Forte, Gardner and Tullis, directors of the Company. Each of these options vests 50% on the first anniversary on the date of grant, an additional 25% on the second anniversary and the remaining 25% on the third anniversary.

(4)To the extent such shares are not issued pursuant to future option grants, all of such shares are available for issuance in the form of awards of restricted stock under the Company's 2001 Stock Incentive Plan, which includes shares of restricted stock that may be awarded under the Company's EVA Incentive Compensation Plan. The EVA plan provides that all restricted shares issued as awards under that plan are issued under and generally subject to the provisions of (i) the Company's 1999 Stock Incentive Plan, with respect to EVA awards granted prior to January 1, 2002, and (ii) the Company's 2001 Stock Incentive Plan, with respect to EVA awards granted on or after January 1, 2002.

RECOMMENDATION

   The Board of Directors recommends a vote FOR approval of the Huttig Building Products, Inc. Amended and Restated 2001 Stock Incentive Plan. Approval of the Amended and Restated 2001 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the meeting.

                      APPROVAL OF THE SELECTION OF AUDITORS

   The Board of Directors proposes and recommends that the stockholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for the Company for fiscal 2002. Deloitte & Touche LLP have been the independent auditors for the Company since 1979. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2002. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions that may be asked by stockholders.

AUDIT FEES

   The aggregate fees of Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for 2001 were approximately $227,500, which includes out-of-pocket expenses of approximately $10,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   Deloitte & Touche LLP did not perform any professional services with respect to financial information systems design and implementation for fiscal 2001.

ALL OTHER FEES

   The aggregate fees of Deloitte & Touche LLP for all other professional services rendered for fiscal 2001 were approximately $792,000 and can be sub-categorized as follows:

   Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche LLP for consents to the SEC for registration statements during 2001 were approximately $8,000.

   Other Fees. The aggregate fees for all other professional services, such as general tax compliance and project-specific tax services, rendered by Deloitte & Touche LLP during 2001 were approximately $784,000, which includes out-of-pocket expenses of approximately $10,000.

   The Audit Committee of the Board of Directors did consider whether the provision of the tax services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

RECOMMENDATION

   The Board of Directors recommends a vote FOR approval of the selection of Deloitte & Touche LLP as independent auditors for the Company for 2002. Approval of the selection of auditors requires the affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the meeting.

                                  MISCELLANEOUS

   SOLICITATION OF PROXIES

   The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Mellon Investor Services LLC, which will receive a fee for its services of $7,000 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

   INCORPORATION BY REFERENCE

   The Report on Executive Compensation of the Organization and Compensation Committee of the Company, appearing on pages 9 through 11 of this Proxy Statement, will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such Acts.

   NEXT ANNUAL MEETING; STOCKHOLDER PROPOSALS

   The Company's By-Laws provide that the annual meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before November 28, 2002. In addition, the Company's By-Laws provide that if stockholders intend to nominate directors or present proposals at the 2003 Annual Meeting other than through inclusion of such proposals in the Company's proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 22, 2003 and no later than February 21, 2003. If the Company does not receive notice by that date, then such proposals may not be presented at the 2003 Annual Meeting.

                                                                      APPENDIX A

                        HUTTIG BUILDING PRODUCTS, INC.

                AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

1.    PURPOSE AND ADOPTION OF THE PLAN

      The purpose of the Huttig Buildings Products, Inc. 2001 Stock Incentive Plan (as the same may be amended from time to time, the "Plan") is (i) to attract and retain key employees of Huttig Building Products, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and
(iv) to further opportunities for stock ownership by such key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.

      The Plan has been approved by the Board of Directors of the Company (the "Board") to be effective as of December 3, 2001 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board.

2.    DEFINITIONS

      For the purposes of this Plan, capitalized terms shall have the following meanings:

      (a) "Award" means any grant to a Participant of one or a combination of Non-Qualified Stock Options described in Section 6 and Restricted Shares described in Section 8.

      (b) "Award Agreement" means a written agreement between the Company and a Participant or a written notice or certificate from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

      (c) "Beneficiary" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

      (d) "Board" shall have the meaning given to such term in Section 1(b).

      (e) "Change in Control" means the first to occur of the following events after the Effective Date: (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of consummation of any Merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a Merger of the Company in which the holders of Common Stock of the Company immediately prior to the Merger would own more than 50% of the common stock of the surviving corporation immediately after the Merger, (iv) the date of consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, or (vi) the date upon which the individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

      (f) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

      (g) "Committee" means the Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time or, if there shall be no such Committee, the Board.

      (h) "Company" shall have the meaning given to such term in Section 1.

      (i) "Common Stock" means Common Stock, par value $.01 per share, of the Company.

      (j) "Date of Grant" means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee's action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee's action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee's action.

      (k) "Effective Date" shall have the meaning given to such term in Section
1.

      (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (m) "Fair Market Value" means, as of any applicable date, for all purposes in this Plan, the average of the high and low sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on such date, or if no sale of stock has been recorded on such date, then on the next preceding date on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Committee.

      (n) "Incentive Stock Option" means a stock option within the meaning of
Section 422 of the Code.

      (o) "Merger" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

      (p) "Non-Qualified Stock Option" means a stock option which is not an Incentive Stock Option.

      (q) "Options" means all Non-Qualified Stock Options granted at any time under the Plan.

      (r) "Participant" means a person designated to receive an Award under the Plan in accordance with Section 5.

      (s) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's services for the Company and its Subsidiaries lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of six months or longer. The Committee's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

      (t) "Plan" shall have the meaning given to such term in Section 1(a).

      (u) "Purchase Price," with respect to Options, shall have the meaning set forth in Section 6(b).

      (v) "Restricted Shares" means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

      (w) "Retirement" means a Participant's retirement at or after age 65.

      (x) "Subsidiary" means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

3.    ADMINISTRATION

      (a) This Plan shall be administered by the Committee; provided, however, if any member of the Committee does not meet the qualifications for a "non-employee director" established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, the remaining members of the Committee (but not less than two) shall administer the Plan. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in this Plan or any other plan of the Company or its Subsidiaries (other than the Huttig Building Products, Inc. 1999 Non-Employee Director Restricted Stock Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or its Subsidiaries. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants.

      (b) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.    SHARES

      (a) The total number of shares of Common Stock authorized to be issued under the Plan shall not exceed in the aggregate 1,000,000 shares. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9. The shares to be offered under the Plan shall be limited solely to issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market.

      (b) Subject to the provisions of Section 6(d), any shares subject to an Option granted under this Plan that expires or is terminated for any reason without having been exercised in full, shares of Common Stock forfeited as provided in Section 8(h) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

5.    PARTICIPATION

      Participants in the Plan shall be such key employees of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, "key employees" shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary. Options under the Plan shall only be Non-Qualified Stock Options and not Incentive Stock Options. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6.    GRANT AND EXERCISE OF STOCK OPTIONS

      (a) The purchase price of each share of Common Stock upon exercise of any Options granted under the Plan shall not be less than 100% of the Fair Market Value of the stock on the date the Options are granted (the "Purchase Price").

      (b) Except as otherwise permitted by the Committee or otherwise provided in an Award Agreement, each Option granted under this Plan shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date the Option is granted, subject to the provision that an Option may not be exercised by the Participant, except as provided in
Section 6(g) or Section 7, (i) more than 90 days after the termination of the Participant's employment by the Company or a Subsidiary or more than 10 years from the Date of Grant, whichever period is shorter, or (ii) prior to the expiration of one year from the Date of Grant; provided further, that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the Date of Grant, 75% during the third year, and 100% thereafter.

      (c) The Purchase Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Purchase Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant.

      (d) The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

      (e) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for the benefit of such family members.

      (f) The Company, in its sole discretion, shall have the right (but shall not in any case be obligated) to withhold shares issuable upon the exercise of an Option granted hereunder sufficient to pay, or to require a Participant to pay to the Company, the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such Option.

      (g) The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Award Agreement.

      (h) The Committee shall have the authority to specify, either at the time of grant of an Option or at a later date, that upon exercise of all or a portion of that Option (the "Original Option") a reload stock option ("Reload Option") shall be granted under specified conditions. A Reload Option shall entitle the Participant to purchase a number of shares equal to the shares delivered in payment of all or part of the exercise price of the Original Option pursuant to
Section 6(c) plus the shares delivered or withheld to satisfy the tax liability associated with such exercise pursuant to Section 6(g). The specific terms and conditions applicable for Reload Options shall be determined by the Committee and shall be set forth in rules adopted by the Committee or in agreements or other documentation evidencing such Reload Options; provided, however, that (i) the exercise price of the Reload Option shall be the Fair Market Value of the Common Stock at the Date of Grant, (ii) the Reload Option shall not be exercisable, except as provided in Section 6(g) or Section 7, earlier than six months after its Date of Grant, and (iii) the expiration date of the Reload Option shall not be later than the expiration date of the Original Option.

7.    EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT

      (a) If a Participant shall retire or shall cease to be employed by the Company or by a Subsidiary by reason of Permanent Disability or after a Change in Control, all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), at any time within 90 days after such Retirement, termination by reason of Permanent Disability, or termination after a Change in Control (or such longer period as may be permitted by the Committee), but not after the expiration of the term of the Option.

      (b) If a Participant shall die while employed by the Company or by a Subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 7(a) (or such longer period as may be permitted by the Committee), all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), by the estate of such Participant (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Participant but not after the expiration of the term of the Option.

      (c) If a Participant's employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such Participant may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 6(b). In no event may any Option be exercised after the expiration of the term of the Option.

8.    GRANT OF RESTRICTED SHARES

      (a) The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan and may include awards granted under the Huttig Building Products, Inc. EVA Incentive Compensation Plan, in accordance with Section 7(b) thereunder.

      (b) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(e), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in
Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

      (c) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(b), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(b).

      (d) None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

      (e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(i), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8(k), the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      (f) A Participant's Restricted Share Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

      (g) The Committee will have the discretion, as to any Restricted Share Award, to award a separate cash amount, payable to the Participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the Participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the Section 4999 golden parachute excise tax, if any, payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

      (h) Subject to Sections 8(i) and 8(j), Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

      (i) Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

      (j) Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 8(e).

      (k) The Company shall have the right (but shall not in any case be obligated), in its sole discretion, to withhold shares required to be delivered upon expiration of restrictions sufficient to pay, or to require a Participant to pay to the Company, the cash amount of any taxes which the Company is required to withhold with respect to any amount payable and/or shares issuable under such Participant's Award. The Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines.

9.    ADJUSTMENTS TO REFLECT CAPITAL CHANGES

      In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Awards under the Plan and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Awards under the Plan and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any Merger, the Committee may make such adjustment in the shares available for Awards under the Plan and the shares subject to outstanding Awards and the price thereof, if applicable, as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Awards.

10.   AMENDMENT AND TERMINATION

      This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan.

11.   GENERAL PROVISIONS

      (a) Each Option granted under this Plan shall be evidenced by a written Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such agreement has been executed and delivered by the Company and, if required by the Committee, by the Participant.

      (b) In the event of any conflict between the terms of this Plan and any provision of any Option agreement, the terms of this Plan shall be controlling.

      (c) No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment relationship with any person at any time and for any reason.

      (d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant's earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

      (e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

      (f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

      (g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

      (h) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, any of its Subsidiaries, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

                                      PROXY
                         HUTTIG BUILDING PRODUCTS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint and constitute Barry J. Kulpa, Thomas S. McHugh and Nick H. Varsam, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 25, 2002 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be held in the Riverside Room at the Hyatt Regency Greenwich Hotel, 1800 E. Putnam, Old Greenwich, Connecticut, on Monday, April 22, 2002 at 2:00 p.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number on the reverse side.

                                                                SEE REVERSE SIDE

                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                  PLEASE MARK    [X]
ALL NOMINEES AND FOR PROPOSALS 2 AND 3.                       YOUR VOTES AS
                                                              INDICATED IN
                                                              THIS EXAMPLE


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS                                    NOMINEES:
                                                            01 ALAN S.J. DURANT
  FOR ALL NOMINEES LISTED       WITHHOLD AUTHORITY          02 R.S. EVANS
  TO THE RIGHT (EXCEPT AS     TO VOTE FOR ALL NOMINEES      03 BARRY J. KULPA
  MARKED TO THE CONTRARY)       LISTED TO THE RIGHT
         [ ]                           [ ]

                        FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

                        --------------------------------------------------------


2. APPROVAL OF THE HUTTIG BUILDING       3. APPROVAL OF DELOITTE & TOUCHE LLP
   PRODUCTS, INC. AMENDED AND               AS INDEPENDENT AUDITORS FOR THE
   RESTATED 2001 STOCK INCENTIVE PLAN.      COMPANY FOR 2002.


   FOR          AGAINST       ABSTAIN       FOR        AGAINST        ABSTAIN
   [ ]            [ ]            [ ]        [ ]          [ ]             [ ]


                                                                  --------
                                                                          |
                                                                          |
                                                                          |
                                                                          |



THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

SIGNATURE                   SIGNATURE                DATE                 , 2002
         -------------------         ----------------    -----------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                            o FOLD AND DETACH HERE o

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

       INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

              YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED
            PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU
                  MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

------------------------------------------         ----------------------------------------        --------------------------------
                INTERNET                                          TELEPHONE                                        MAIL
       HTTP://WWW.EPROXY.COM/HBP                               1-800-435-6710
Use the Internet to vote your proxy.               Use any touch-tone telephone to vote                    Mark, sign and date
Have your proxy card in hand when you              your proxy.  Have your proxy card in                      your proxy card
access the web site.  You will be            OR    hand when you call.  You will be          OR                    and
prompted to enter your control number,             prompted to enter your control number,                    return it in the
located in the box below, to create and            located in the box below, and then                     enclosed postage-paid
submit an electronic ballot.                       follow the directions given.                                 envelope.
------------------------------------------         ----------------------------------------        --------------------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.